      As filed with the Securities and Exchange Commission on November 15, 1996
                                                      Registration No. 33-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    Form S-1/A
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             COTELLIGENT GROUP, INC.
             (Exact name of registrant as specified in its charter)
     Delaware                        7379                       94-3173918
 (State or other        (Primary Standard Industrial        (I.R.S. Employer
jurisdiction of          Classification Code Number)      Identification Number)
 incorporation
or organization)
                       101 California Street, Suite 2050
                         San Francisco, California 94111
                                 (415) 439-6400
                   (Address, including zip code and telephone
             number, including area code, of registrant's principal
                               executive offices)
                                James R. Lavelle
                             Chief Executive Officer
                              Chairman of the Board
                             Cotelligent Group, Inc.
                        101 California Street, Suite 2050
                         San Francisco, California 94111
                                 (415) 439-6400
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
     Daniel E. Jackson, Esq.                            David W. Pollak, Esq.
     Cotelligent Group, Inc.                         Morgan, Lewis & Bockius LLP
101 California Street, Suite 2050                          101 Park Avenue
 San Francisco, California 94111                      New York, New York 10178
         (415) 439-6400                                    (212) 309-6000

                               ------------------

              Approximate date of commencement of proposed sale to
            the public: As soon as practicable after the Registration
                          Statement becomes effective.

                               ------------------

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the
Securities Act of 1933, check the following box.       X
                                                  ------------

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If this Form is a post-effective amendment filed pursuant to 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                    CALCULATION OF REGISTRATION FEE
===============================================================================
                                       Proposed    Proposed
                                        Maximum     Maximum
   Title of each           Amount      Offering    Aggregate      Amount of
class of Securities         to be      Price Per   Offering     Registration
 to be Registered         Registered     Share       Price           Fee
-------------------------------------------------------------------------------
Common stock, $.01 par
value per share......    3,500,000      $17.25    $60,375,000    $18,296.00
===============================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.   Other Expenses of Issuance and Distribution.

         The following table sets forth the expenses (other than underwriting compensation expected to be incurred) in connection with the offering described in this Registration Statement. All of such amounts (except the SEC Registration
Fee) are estimated.

              SEC Registration Fee....................................................  $  18,296.45
              Blue Sky Fees and Expenses*.............................................      1,000.00
              Printing and Engraving Costs*...........................................     20,000.00
              Legal Fees and Expenses*................................................     50,000.00
              Accounting Fees and Expenses*...........................................     25,000.00
              Transfer Agent and Registrar Fees and Expenses*.........................      1,000.00
              Miscellaneous*..........................................................     14,703.55
                                                                                        ------------
                      Total...........................................................  $ 130,000.00
                                                                                        ============

* estimated


Item 14.   Indemnification of Directors and Officers.

         The Company's By-laws provide that the Company shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

         Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Article Seven of the Company's Certificate of Incorporation provides that the Company's directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the General Corporation Law of the State of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions or (d) for transactions from which directors derive improper personal benefit.

         In accordance with Delaware law, the Company has entered into indemnification agreements with its directors, pursuant to which it has agreed to pay certain expenses, including attorneys' fees, judgments, fines and amounts paid in settlement incurred by such directors in connection with certain actions, suits or proceedings. These agreements require directors to repay the amount of any expenses advanced if it shall be determined that they shall not have been entitled to indemnification.

Item 15.   Recent Sales of Unregistered Securities.

         The following information relates to securities of the Company issued or sold within the past three years which were not registered under the Securities Act of 1933, as amended (the "Securities Act"):

              (i) Between August 1993 and April 1995, the Company sold an aggregate of 61,020 shares of its Class A Common Stock at a price of $5.00 per share to certain individual investors, certain founding shareholders, each of the Founding Companies and certain stockholders of such Founding Companies. Of such shares, an aggregate of 10,000 shares were sold to two investors in April 1995; these shares were repurchased by the Company in August 1995 for $5.00 per share.

              (ii) In October 1995, the Company sold 10,000 shares of its Class A Common Stock for $10.00 per share to one director of the Company.

              (iii) In October 1993, the Company sold an aggregate of two shares of its Class B Common Stock for $5,000 per share with an aggregate offering price of $10,000 to one investor and one Founding Company. Between July 1994 and April 1995, the Company sold an aggregate of five shares of its Class B Common Stock for $5,000 per share to two Founding Companies and three other investors; the three shares issued to the three other investors were repurchased by the Company in August 1995 and October 1995 for $5,000 per share. In June 1995, the Company sold one share of its Class B Common Stock for $15,000 to one Founding Company.

              (iv) In October 1995, the Company repurchased an aggregate of 10,000 shares of its Class A Common Stock from two investors for an aggregate of $50,000. In October 1995, the Company repurchased two shares of its Class B Common Stock from two investors for an aggregate of $10,000 and sold an aggregate of 10,000 shares of its Class A Common Stock for $17.50 per share to three directors of the Company.

              (v) In connection with the reincorporation of Cotelligent in Delaware in November 1995, Cotelligent exchanged each then outstanding share of Class A Common Stock and Class B Common Stock for one share of a single class of new Common Stock.

              (vi) In November 1995, Cotelligent declared a 2.71-for-1 stock dividend to each of its existing stockholders.

              (vii) Simultaneously with the completion of the Offering, the Company issued 3,206,875 gross shares of its Common Stock in connection with the acquisition of four businesses. See "Certain Transactions."

              (viii) In June 1996, the Company issued 1,056,309 shares of its Common Stock in connection with the acquisitions of ESP Software Services, Inc. and INNOVA Solutions, Inc. See "Certain Transactions."

              (ix) In September 1996, the Company issued 644,826 shares of its Common Stock in connection with the acquisition of JasTech, Inc. and JasTech of Florida, Inc. See "Certain Transactions."

         Other than the share number appearing in (vii), (viii) and (ix) above, none of the share numbers or per share prices in this Item 15 have been adjusted to reflect the reincorporation and recapitalization of the Company described in
(v) above or the stock dividend described in (vi) above.

         Each of these transactions was completed without registration of the relevant security under the Securities Act in reliance upon the exemptions provided by Section 4(2) of the Securities Act for transactions not involving a sale or a public offering.


Item 16.   Exhibits and Financial Statement Schedules.

     (a) Exhibits

 Exhibit
  Number                                                     Description


    3.1    Certificate of  Incorporation  of  Cotelligent  (Exhibit 3.1 of the  Registration  Statement on Form S-1
              (File No. 33-80267) effective February 16, 1996, is hereby incorporated by reference)

    3.2    By-laws of  Cotelligent  (Exhibit  3.2 of the  Registration  Statement  on Form S-1 (File No.  33-80267)
              effective February 16, 1996, is hereby incorporated by reference)

    4.1 Form of certificate evidencing ownership of Common Stock of Cotelligent (Exhibit 4.1 of the Registration Statement on Form S-1
              (File No. 33-80267) effective February 16, 1996, is hereby incorporated by reference)

    5.1    Opinion of Morgan, Lewis & Bockius LLP (filed herewith)

   10.1    Form  of  Employment   Agreement  between  Cotelligent  and  James  R.  Lavelle  (Exhibit  10.1  of  the Registration
              Statement on Form S-1 (File No. 33-80267) effective February 16,1996, is hereby incorporated by reference)

   10.2    Form  of  Employment   Agreement  between  Cotelligent  and  Michael  L.  Evans  (Exhibit  10.2  of  the Registration
              Statement  on Form S-1 (File No.  33-80267)  effective  February  16,  1996,  is hereby incorporated by reference)

   10.3    Form of Employment  Agreement  between  Cotelligent and Duane W. Bell (Exhibit 10.3 of the  Registration Statement on
              Form S-1 (File No.  33-80267)  effective  February 16, 1996, is hereby  incorporated  by reference)

   10.4    Form  of  Employment  Agreement  between  Cotelligent  and  Daniel  E.  Jackson  (Exhibit  10.4  of  the Registration
              Statement on Form S-1 (File No.  33-80267)  effective  February  16,  1996,  is hereby incorporated by reference)

   10.5    Form of Employment Agreement between BFR, Cotelligent and Jeffrey J. Bernardis (Filed as part of Exhibit 2.1 of the
              Registration Statement on Form S-1 (File No. 33-80267) effective February 16, 1996, is hereby incorporated by reference)

   10.6    Form of Employment Agreement between CAI, Cotelligent and John E. Chamberlain (Filed as part of Exhibit 2.2 of the
              Registration  Statement on Form S-1 (File No. 33-80267)  effective February 16, 1996, is hereby incorporated by reference)




                                      II-3


 Exhibit
  Number                                                     Description

   10.7    Form of Employment Agreement between CAI, Cotelligent and Linda M. Cassell (contained in Exhibit 2.2) (Filed as part of Exhibit 2.2 of the Registration Statement on Form S-1 (File No. 33-80267) effective February 16, 1996, is hereby incorporated by reference)

   10.8    Cotelligent  1995  Long-Term  Incentive  Plan  (Exhibit 10.9 of the  Registration  Statement on Form S-1
               (File No. 33-80267) effective February 16, 1996, is hereby incorporated by reference)

   10.9    Secured Term Promissory Note, Term Loan Agreement, Guarantee and pre-payment request by the BFR Plan related to the superseded loan made by NatWest Bank N.A. to the BFR Plan dated April 20, 1995 (Exhibit 10.10 of the Registration
               Statement on Form S-1 (File No. 33-80267) effective February 16, 1996, is hereby incorporated by reference)

   10.10   Promissory Note executed by BFR in favor of NatWest Bank N.A., dated December 7, 1995, and the guarantees and pledge agreements related thereto (Exhibit 10.11 of the Registration Statement on Form S-1 (File No. 33-80267) effective
               February 16, 1996, is hereby incorporated by reference)

   10.11   Note executed by the BFR Plan in favor of BFR, dated December 7, 1995 and the Loan and Security Agreement between BFR and the BFR Plan related thereto (Exhibit 10.12 of the Registration Statement on Form S-1 (File No. 33-80267) effective
               February 16, 1996, is hereby incorporated by reference)

   10.12   Lease Agreement between BFR Properties and BFR Co., Inc. effective April 1, 1995 at 7 Clyde Road (Exhibit 10.9 to the
               Form 10-K for the year ended March 31, 1996 is hereby incorporated by reference)

   10.13   Lease Agreement between BFR Properties and BFR Co., Inc. effective April 1, 1995 at 31 Clyde Road (Exhibit 10.10 to the
               Form 10-K for the year ended March 31, 1996 is hereby incorporated by reference)

   10.14   Lease  Agreement  between  Quinlan  Properties,  L.P.  and BFR Co.,  Inc.  effective  December 29, 1995 (Exhibit 10.11 to the Form 10-K for the year ended March 31, 1996 is hereby incorporated by reference)

   10.15   Sublease  Agreement between San Francisco  Satellite Center and Cotelligent Group, Inc. effective March 1, 1996 (Exhibit
               10.12 to the Form 10-K for the year ended March 31,  1996 is hereby  incorporated by reference)

   10.16   Business Loan Agreement between Cotelligent Group, Inc. and U.S. Bank of Washington, National Association effective May
               1, 1996 (Exhibit 10.13 to the Form 10-K for the year ended March 31, 1996 is hereby incorporated by reference)

   10.17   Business Loan Agreement between Cotelligent Group, Inc. and U.S. Bank of Washington, National Association effective
               October 4, 1996.

   21      List of subsidiaries of Cotelligent (filed herewith)

   23.1    Consent of Price Waterhouse LLP (filed herewith)

   23.3    Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5.1)

   24      Power  of  Attorney (included with the signature page hereof)

      (b) Financial Statement Schedules

               Not applicable.

Item 17.   Undertakings

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes:

         (1) To file, during any period in which any offers or sales are being made, a post effective amendment to the registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any other material change to such information in the registration statement.

         (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, California, on this 15th day of November, 1996.


                                                       COTELLIGENT GROUP, INC.


                                     By:           /S/   James R. Lavelle
                                             ----------------------------------
                                                   Chief Executive Officer


                                POWER OF ATTORNEY

     Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below herby authorizes and constitutes James R. Lavell, Michael
L. Evans and Daniel E. Jackson, and each of them singly, his true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Cotelligent Group, Inc.) to sign and file any and all amendments (including post-effective amendments) to this Registration Statement with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, and he hereby ratifies and confirms all that said attorneys-in-fact or any of them, or this or his substitutes, may lawfully do or cause to be done by virtue hereof.


                           Signature                        Capacity In Which Signed                  Date



                  /S/  James R. Lavelle                   Chairman of the Board and              November 15, 1996
-----------------------------------------------------       Chief Executive Officer
                       James R. Lavelle



                                                          Vice Chairman of the Board             November   , 1996
-----------------------------------------------------
                        Edward E. Faber



                   /S/  Daniel E. Jackson                 Senior Vice President, Corporate       November 15, 1996
-----------------------------------------------------       Development, General Counsel,
                        Daniel E. Jackson                   and Secretary (Principal
                                                            Financial Officer)


                    /S/ Curtis J. Parker                  Vice President, Chief Accounting       November 15, 1996
-----------------------------------------------------        Officer (Principal Accounting
                        Curtis J. Parker                     Officer)



                   /S/ Michael L. Evans                   Director                               November 15, 1996
-----------------------------------------------------
                       Michael L. Evans



                                                          Director                               November   , 1996
-----------------------------------------------------
                       Daniel M. Beals





                                       S-1



                           Signature                        Capacity In Which Signed                  Date


                                                          Director                               November 14, 1996
-----------------------------------------------------
                     Jeffrey J. Bernardis



                   /S/ Linda M. Cassell                   Director                               November 15, 1996
-----------------------------------------------------
                       Linda M. Cassell



                 /S/ John E. Chamberlain                  Director                               November 15, 1996
-----------------------------------------------------
                     John E. Chamberlain



                                                          Director                               November 14, 1996
-----------------------------------------------------
                       Anthony M. Frank



                    /S/  B. Tom Green                     Director                               November 15, 1996
-----------------------------------------------------
                         B. Tom Green



                   /S/ Harvey L. Poppel                   Director                               November 15, 1996
-----------------------------------------------------
                       Harvey L. Poppel



                                                          Director                               November 14, 1996
-----------------------------------------------------
                        John C. Travers

                                                               Exhibit 21

                             Cotelligent Group, Inc.
                           Post Effective Amendment to
                                    Form S-1

                              List of Subsidiaries

The following is a listing of all subsidiaries of Cotelligent Group., Inc. All subsidiaries are wholly-owned as of September 30, 1996 unless otherwise noted.

BFR Co., Inc.
Chamberlain Associates, Inc.
Data Arts & Sciences, Inc.
ESP Software Services, Inc.
Financial Data Systems, Inc.
INNOVA Solutions, Inc.
JasTech, Inc.
Data Processing Personnel, Inc. (acquired October 7, 1996)

                                  Exhibit 23.1




                       Consent of Independent Accountants

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our reports as of the dates, and related to the financial statements of the companies, listed below which appear in such Prospectus.

Company                                                   Date

Cotelligent Group, Inc.                                   April 20,  1996,  except as to the pooling of  interests  with ESP
                                                            Software Services,  Inc. and INNOVA Solutions,  Inc., which are as of June 28, 1996, and the pooling of interests with JasTech,
                                                            Inc., which is as of September 30, 1996.

JasTech, Inc.                                             October 11, 1996
ESP Software Services, Inc.                               July 23, 1996
INNOVA Solutions, Inc.                                    July 1, 1996
Combined Predecessor Companies                            April 20, 1996
Financial Data Systems, Inc.                              April 20, 1996
BFR Co., Inc.                                             April 20, 1996
Data Arts & Sciences, Inc.                                April 20, 1996
Chamberlain Associates, Inc.                              April 20, 1996

We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data".



Price Waterhouse LLP
Minneapolis, Minnesota
November 14, 1996